EXHIBIT 99.1
At the Company:
Akorn, Inc.
Arthur S. Przybyl
President and CEO
(847) 279-6100
FOR IMMEDIATE RELEASE
Akorn, Inc. Reports First Quarter 2006 Revenues of $30 million,
40% Gross Margin and Diluted Earnings per Share of $0.04
Buffalo Grove, IL, May 1, 2006 — Akorn, Inc. (AMEX: AKN) today reported net sales of $29.7 million for the first quarter 2006, an increase of 192% vs. first quarter 2005 net sales of $10.2 million. Gross profit of $11.7 million or 39.5% of first quarter 2006 net sales, represents an increase of 251% vs. gross profit of $3.3 million or 32.8% of net sales for the first quarter 2005. Net income for the first quarter 2006 was $3.1 million, or $0.04 per diluted share vs. a $2.3 million net loss for the first quarter 2005 or $(0.13) per diluted share. Net income was adversely impacted by non-recurring interest expense of $1.1 million, due to the early retirement of convertible debt.
Highlights since the beginning of 2006 include:
•	$21.4 million in net sales were recognized from an order with the Department of Health and Human Services for Ca-DTPA and Zn-DTPA, two countermeasures for a radiological or nuclear incident.

•	Three new definitive agreements were signed, two with Natco Pharma Limited and one with Cipla, Ltd., that add five new drug products to Akorn’s development pipeline.

•	Two new drug product approvals were received from the FDA for Brimonidine and Inapsine®.

•	Six ANDA’s have been submitted. Three of these ANDA’s are from Akorn-Strides, LLC, Akorn’s joint venture with Strides Arcolab Limited.

•	$19.4 million in new capital was raised. Proceeds are intended for investment in manufacturing upgrades at our Decatur, IL manufacturing facility and for clinical product development efforts.

•	For the first quarter 2006, cash flow from operations was $8.8 million.

•	The Series A 6.0% Participating Convertible Preferred Stock was retired and converted to 36,796,755 shares of common stock.

•	$10.6 million in outstanding debt was retired.

Akorn Reiterates its Outlook for 2006:
•	50% Revenue growth generated from new product introductions, increased contract manufacturing business, and our exclusive license for Ca-DTPA and Zn-DTPA.

•	40% Gross Margin.

•	Positive Net Income.

•	Significant Improvement in Cash Flow from Operations.

•	Debt-free Balance Sheet.

•	Lyophilization Manufacturing Facility Fully Operational.
Arthur S. Przybyl, President and Chief Executive Officer stated, “We executed on all fronts, revenues, margins, earnings and cash flow. Our Business Development activities continue to expand our development pipeline. At the Decatur, IL manufacturing facility, product approvals have begun and we continue to progress operational qualification efforts for our lyophilization facility. Company-wide anticipated regulatory filings are on schedule for 2006.
“Days on-hand inventory levels at wholesalers have been reduced by 37% from year-end 2005 and wholesaler throughput sales have increased by 20%. This bodes well for our future revenues and operating margins. Our cash on hand is $24.6 million and we have effectively retired all of our outstanding debt.”
Conference Call
Akorn will host a conference call on Monday, May 1, 2006, beginning at 5:00 p.m. Eastern Time to discuss first quarter 2006 operating results. Analysts, investors and other interested parties are invited to participate by visiting the Company’s website, www.akorn.com, and clicking on the live webcast icon located on the home page, or http://www.videonewswire.com/event.asp?id=33476. Please plan to or log on at least ten minutes prior to the designated start time so management may begin promptly.

About Akorn, Inc.
Akorn, Inc. manufactures and markets sterile specialty pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey and markets and distributes an extensive line of hospital and ophthalmic pharmaceuticals. Additional information is available at the Company’s website at www.akorn.com.
Materials in this press release may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.
Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual results may vary materially, and there are not guarantees about the performance of our stock.
Any forward-looking statements represent our expectations or forecasts only as of the date they were made and should not be relied upon as representing our expectations or forecasts as of any subsequent date. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS
(UNAUDITED)

	MARCH 31,	DECEMBER 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$24,558	$791
Trade accounts receivable (less allowance for doubtful accounts of $3 and $13 respectively)	2,031	3,222
Inventories	10,966	10,279
Prepaid expenses and other current assets	1,593	1,402

TOTAL CURRENT ASSETS	39,148	15,694
PROPERTY, PLANT AND EQUIPMENT, NET	31,322	31,071
OTHER LONG-TERM ASSETS
Intangibles, net	9,859	10,210
Other	113	120

TOTAL OTHER LONG-TERM ASSETS	9,972	10,330

TOTAL ASSETS	$80,442	$57,095

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current installments of debt	$373	$7,044
Trade accounts payable	2,745	3,046
Accrued compensation	1,063	1,519
Customer accrued liabilities	3,115	135
Accrued Interest Payable	—	2,514
Accrued expenses and other liabilities	1,180	1,202

TOTAL CURRENT LIABILITIES	8,476	15,460
LONG-TERM LIABILITIES
Long-term debt, less current installments	506	602
Product Warranty	1,159	—

TOTAL LONG-TERM LIABILITIES	1,665	602

TOTAL LIABILITIES	10,141	16,062

SHAREHOLDERS’ EQUITY
Common stock, no par value — 150,000,000 shares authorized; 74,281,973 and 27,618,745 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	122,312	67,339
Series A Preferred Stock, $1.00 par value, 257,172 shares authorized and issued, 241,122 shares outstanding at December 31, 2005	—	27,232
Series B Preferred Stock, $1.00 par value, 170,000 shares authorized, 141,000 shares issued, 85,400 outstanding at March 31, 2006 and 106,600 outstanding at December 31, 2005	8,757	10,758
Warrants to acquire common stock	14,424	13,696
Accumulated deficit	(75,192)	(77,992)

TOTAL SHAREHOLDERS’ EQUITY	70,301	41,033

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$80,442	$57,095

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2006	2005
Revenues	$29,730	$10,181
Cost of sales	17,997	6,838

GROSS PROFIT	11,733	3,343
Selling, general and administrative expenses	4,484	3,368
Amortization and write-down of intangibles	351	379
Research and development expenses	2,045	1,342

TOTAL OPERATING EXPENSES	6,880	5,089

OPERATING INCOME (LOSS)	4,853	(1,746)
Interest expense	(1,319)	(526)
Debt Retirement Expense	(391)	—
Other Income (Expense)	(17)	—

INCOME (LOSS) BEFORE INCOME TAXES	3,126	(2,272)
Income tax provision (benefit)	—	15

NET INCOME (LOSS)	3,126	(2,287)
Preferred stock dividends and adjustments	(326)	(1,061)

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$2,800	$(3,348)

NET INCOME (LOSS) PER SHARE:
BASIC	$0.05	$(0.13)

DILUTED	$0.04	$(0.13)

SHARES USED IN COMPUTING NET INCOME (LOSS) PER SHARE:
BASIC	61,715	25,237

DILUTED	74,980	25,237

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS
(UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2006	2005
OPERATING ACTIVITIES
Net income (loss)	$3,126	$(2,287)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	818	1,751
Amortization of debt discounts	1,059	253
Advances to Strides Arcolab Limited	—	(1,500)
Non-cash stock compensation expense	333	—
Changes in operating assets and liabilities:
Trade accounts receivable	1,191	3,228
Inventories	(687)	(272)
Prepaid expenses and other current assets	(184)	272
Trade accounts payable	(301)	(2,625)
Product warranty	1,159	—
Accrued Customer Liability	2,980	—
Accrued expenses and other liabilities	(694)	105

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	8,800	(1,075)
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(718)	(83)
Purchase of intangible assets	—	(75)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(718)	(158)
FINANCING ACTIVITIES (see Note 1 below)
Repayment of long-term debt	(2,826)	(83)
Proceeds from common stock & warrants offering	18,078	—
Proceeds from warrants exercised	95	37
Proceeds under stock option and stock purchase plans	338	388

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	15,685	342

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	23,767	(891)
Cash and cash equivalents at beginning of period	791	4,110

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$24,558	$3,219

Amount paid for interest (net of capitalized interest)	$542	$25
Amount paid/(refunded) for income taxes	2	72

Note 1:	$7,298 in principal and interest related to convertible subordinated notes was retired in March 2006 by conversion to the common stock of Akorn, Inc.